Exhibit 7.4

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or	(I.R.S. Employer
organization if not a U.S. national bank)	Identification No.)

101 North Phillips Avenue
Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company
Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

Canadian Natural Resources Limited

(Exact name of obligor as specified in its charter)

Canada	N/A
(Province or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

Suite 2100, 855-2nd Street, S.W.
Calgary, Alberta
Canada	T2P 4J8
(Address of obligor’s principal executive offices)	(Zip code)

Debt Securities
(Title of the indenture securities)

Exact name of Obligor Guarantor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number	Address and Telephone Number of Obligator Guarantor’s Principal Executive Offices
Canadian Natural Resources Limited	Canada	N/A	Suite 2100, 855-2nd Street, S.W. Calgary, Alberta Canada, T2P 4J8 (403) 517-7345

Item 1.   General Information.  Furnish the following information as to the trustee:

(a)                                 Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Treasury Department

Washington, D.C.

Federal Deposit Insurance Corporation

Washington, D.C.

Federal Reserve Bank of San Francisco

San Francisco, California 94120

(b)                                 Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.         Affiliations with Obligor.  If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15.  Foreign Trustee.  Not applicable.

Item 16.  List of Exhibits.       List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.                                            A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.                                            A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated January 14, 2015.*

Exhibit 3.                                            A copy of the Comptroller of the Currency Certification of Fiduciary Powers for Wells Fargo Bank, National Association, dated January 6, 2014. *

Exhibit 4.                                            Copy of By-laws of the trustee as now in effect.*

Exhibit 5.                                            Not applicable.

Exhibit 6.                                            The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.                                            A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.                                            Not applicable.

Exhibit 9.                                            Not applicable.

*      Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 dated March 13, 2015 filed with the SEC pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, with respect to file number 333-190926.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles and State of California on the 15th day of July, 2019.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Casey A Boyle
Casey A Boyle
Assistant Vice President

EXHIBIT 6

July 15, 2019

Securities and Exchange Commission

Washington, D.C.  20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Casey A Boyle
Casey A Boyle
Assistant Vice President

Exhibit 7

Consolidated Report of Condition of

Wells Fargo Bank National Association
of 101 North Phillips Avenue, Sioux Falls, SD 57104
And Foreign and Domestic Subsidiaries,
at the close of business March 31, 2019, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$20,037
Interest-bearing balances		127,598
Securities:
Held-to-maturity securities		144,901
Available-for-sale securities		253,334
Equity Securities with readily determinable fair value not held for trading		102

Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		79
Securities purchased under agreements to resell		49,775
Loans and lease financing receivables:
Loans and leases held for sale		9,908
Loans and leases, net of unearned income	909,881
LESS: Allowance for loan and lease losses	9,610
Loans and leases, net of unearned income and allowance		900,271
Trading Assets		42,814
Premises and fixed assets (including capitalized leases)		12,085
Other real estate owned		417
Investments in unconsolidated subsidiaries and associated companies		12,801
Direct and indirect investments in real estate ventures		256
Intangible assets		37,963
Other assets		55,428
Total assets		$1,667,769
LIABILITIES
Deposits:
In domestic offices		$1,266,186
Noninterest-bearing	389,711
Interest-bearing	876,475
In foreign offices, Edge and Agreement subsidiaries, and IBFs		49,025
Noninterest-bearing	1,200
Interest-bearing	47,825
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		3,953
Securities sold under agreements to repurchase		5,380